UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2026

GENVOR INCORPORATED

(Exact name of Registrant as specified in its Charter)

Nevada	000-56589	83-2054746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 W Horizon Ridge Pkwy, Ste R #3040

Henderson, NV 89012

(Address of Principal Executive Offices)

(715) 903-6473

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 22, 2026, Genvor Incorporated (the “Company”) entered into an Intellectual Property Assignment Agreement (the “Assignment Agreement”) with Dr. Jesse Jaynes, one of the Company’s founders, directors, and the Company’s Chief Scientific Officer, pursuant to which Dr. Jaynes assigned to the Company the rights to the synthetic and designed peptide sequences (including the approximately 9,000 antimicrobial peptides referred to in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025), together with the associated design, screening, activity, formulation and validation data and any unpublished design notes, rules or selection criteria, that were provided to or used by the Company in the Company’s research, development and commercialization programs.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Intellectual Property Assignment Agreement, by and between Genvor Incorporated, Genvor Inc., and Dr. Jesse Jaynes, Ph.D., dated October 21, 2026 *

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2026

GENVOR INCORPORATED

By:	/s/ Chad Pawlak
Name:	Chad Pawlak
Title:	Chief Executive Officer

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